UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2018

FIVE9, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36383	94-3394123
(State or Other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bishop Ranch 8
4000 Executive Parkway, Suite 400
San Ramon, California 94583
(Address of Principal Executive Offices) (ZIP Code)
Telephone: (925) 201-2000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
Convertible Notes and the Indenture
On May 3, 2018, Five9, Inc. (the “Company”) priced its private offering of $225 million in aggregate principal amount of 0.125% Convertible Senior Notes due 2023 (the “Initial Notes”). On May 7, 2018, the initial purchasers in such offering exercised their option to purchase an additional $33.75 million in aggregate principal amount of the Notes (together with the “Initial Notes”, the “Notes”), bringing the total aggregate principal amount of the Notes to $258.75 million. On May 8, 2018, the Company completed the private offering of the Notes. The Notes are senior unsecured obligations of the Company.
The net proceeds from this offering were approximately $250.9 million, after deducting the initial purchasers’ discounts and commissions and the estimated offering expenses payable by the Company. The Company used approximately $31.4 million of the net proceeds to pay the cost of the Capped Call Transactions (as defined below). The Company intends to use the remainder of the net proceeds from the offering to repay its outstanding borrowings under its senior secured credit facility and the balance for general corporate purposes.
In connection with the issuance of the Notes, the Company entered into an Indenture, dated May 8, 2018 (the “Indenture”), with U.S. Bank National Association, as trustee. The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the Notes become automatically due and payable.
The Notes will mature on May 1, 2023, unless earlier converted, redeemed or repurchased in accordance with their terms. The Notes will bear interest from May 8, 2018 at a rate of 0.125% per year payable semi-annually in arrears on May 1 and November 1 of each year, beginning on November 1, 2018. The Notes will be convertible at the option of the holders at any time prior to the close of business on the business day immediately preceding November 1, 2022, only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on September 30, 2018 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “Measurement Period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the Measurement Period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate in effect on each such trading day; (3) if the Company calls any or all of the Notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events. On or after November 1, 2022 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their Notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances.
Upon conversion, the Company may satisfy its conversion obligation by paying or delivering, as the case may be, cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election, in the manner and subject to the terms and conditions provided in the Indenture. The initial conversion rate for the Notes will be 24.4978 shares of the Company’s common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $40.82 per share of the Company’s common stock. The initial conversion price represents a premium of approximately 30% to the $31.40 per share closing price of the Company’s common stock on The Nasdaq Global Market on May 3, 2018. The conversion rate is subject to adjustment under certain circumstances in accordance with the terms of the Indenture. In connection with certain corporate events or if the Company issues a notice of redemption, it will, under certain circumstances, increase the conversion rate for holders who elect to convert their notes in connection with such corporate event or during the relevant redemption period.
The Company may not redeem the Notes prior to May 5, 2021. The Company may redeem for cash all or any portion of the Notes, at its option, on or after May 5, 2021 if the last reported sale price of its common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending not more than two trading days immediately preceding the date on which it provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes.
If the Company undergoes a fundamental change (as defined in the Indenture), holders may require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.
The description of the Indenture contained herein is qualified in its entirety by reference to the text of the Indenture filed as Exhibit 4.1 to this Current Report on Form 8-K and which is incorporated herein by reference.
Capped Call Transactions
In connection with the offering of the Notes, on May 3, 2018 and May 7, 2018, the Company entered into privately negotiated capped call transactions (the “Capped Call Transactions”) with one or more of the initial purchasers or other financial institutions and/or their affiliates (the “Option Counterparties”) pursuant to capped call confirmations in substantially the form filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference. The Capped Call Transactions are expected generally to reduce the potential dilution to the Company’s common stock upon any conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap based on the cap price. The cap price of the Capped Call Transactions will initially be $62.80 per share, which represents a premium of 100% over the last reported sale price of the Company’s common stock of $31.40 per share on May 3, 2018, and is subject to certain adjustments under the terms of the Capped Call Transactions.
The foregoing description of the Capped Call Transactions contained herein is qualified in its entirety by reference to the text of the form of capped call confirmation relating to the Capped Call Transactions filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.
Second Amendment to Loan and Security Agreement
On May 2, 2018, in connection with the launch of the Notes offering, the Company entered into the Second Amendment to the Loan and Security Agreement (the “Second Amendment”), with the lenders party thereto and City National Bank, as agent for the lenders.
The Second Amendment adds new definitions to account for the issuance of the Notes, the entering into of the Indenture under which the Notes were issued and the Capped Call Transactions. The Second Amendment also amends the definitions of “Permitted Indebtedness” and “Permitted Investments” to allow for (1) indebtedness pursuant to the issuance of the Notes up to an amount of $300 million, (2) certain investments made in connection with the Capped Call Transactions and (3) certain investments consisting of redemptions or repurchases of the Notes in accordance with the Indenture. Additionally, the Second Amendment amends the definition of “Permitted Transfers” to, among other things, allow for the termination or cancellation of the transactions contemplated by the agreements made in connection with the Capped Call Transactions. Finally, Section 7.6 is amended to allow the Company to make any distribution or payment on account of or related to the agreements made in connection with the Capped Call Transactions, to make payments of interest on the Notes and, subject to pro forma compliance with the financial covenants under the Loan and Security Agreement, to repurchase or redeem the Notes, or to make cash payments upon conversion of the Notes.
The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02    Unregistered Sales of Equity Securities.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.
Convertible Notes
The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”), and for initial resale by the initial purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. Neither the Notes nor the shares of the Company’s common stock issuable upon conversion of the Notes, if any, have been registered under the Securities Act and these securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit	Description
4.1	Indenture, dated as of May 8, 2018, between Five9, Inc. and U.S. Bank National Association, as trustee.
4.2	Form of 0.125% Convertible Senior Notes due 2023 (included in Exhibit 4.1).
10.1	Form of Capped Call Confirmation.
10.2	Second Amendment to Loan and Security Agreement, dated as of May 2, 2018, by and among City National Bank, Silicon Valley Bank and Five9, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE9, INC.

Dated: May 8, 2018	By:	/s/ Barry Zwarenstein
		Name:	Barry Zwarenstein
		Title:	Chief Financial Officer